Exhibit 99.1
      Attachment to Form 4

Name and Address of Reporting Person:
	William A. Ackman
	110 East 42nd Street, 18th Floor
	New York, NY 10017

Date of Event Requiring Statement:
	2/18/04

Issuer name and Ticker or Trading Symbol:
	Old Stone Corporation (OSTN)

Attachment

(1) Note to Item 1:

Name and address of Reporting Persons

Gotham Partners, L.P.
Gotham Partners III, L.P.
Gotham International Advisors, LLC
Gotham Holdings II, L.L.C.
Gotham Holdings III, L.L.C.
Manticore Properties, LLC
Manticore Properties II, L.P.
Mantpro, LLC
William A. Ackman
David P. Berkowitz

Each of the above referenced Reporting Persons has an address at 110 East 42nd Street, 18th Floor, New York, New York 10017.

This Statement on Form 4 is being filed by Manticore Properties, L.L.C, a Delaware limited liability company, ("Manticore") together with Gotham Partners, L.P., a New York limited partnership ("Gotham"),
Gotham Partners III, L.P., a New York limited partnership ("Gotham III"), Gotham International Advisors, L.L.C., a Delaware limited liability company ("Gotham Advisors"), Gotham Holdings II, L.L.C., a Delaware limited iability company ("Holdings II") and Gotham Holdings III,
L.L.C., a Delaware limited liability company ("Holdings III"). Each of the foregoing persons, together with Mantpro, LLC, a Delaware limited liability company ("Mantpro, LLC"), Manticore Properties II, L.P., a Delaware limited partnership ("Manticore II"), William A. Ackman ("Ackman") and David P. Berkowitz ("Berkowitz") constitute the
"Reporting Persons". This filing is being made to (1) add Mantpro, LLC and Manticore II as Reporting Persons as a result of the acquisitions of the Issuer's Common Stock and Preferred Stock by Manticore II as reported on Table 1 hereto, (2) to add Ackman and Berkowitz as Reporting Persons and (3) to change the designated filer to Ackman.

As previously reported on Form 4 as filed by Manticore on December 5, 2002, and on Schedule 13D as filed by Manticore on December 24, 1997, as amended and restated by Amendment No. 19 thereto, as filed by Manticore II on May 5, 2003, and as such Schedule 13D was further amended by Amendment 20 thereto, as filed by Manticore II on June 10, 2003, and the reporting persons filed Form 4's on July 7,2003, July 15, 2003, September 22, 2003, September 29, 2003, November 20, 2003,
January 22, 2004, January 27, 2004 February 3, 2004 and February 17, 2004:

Manticore beneficially owns 1,407,144 Common Shares and 299,016 Preferred Shares. The sole power to vote or direct the voting of and the power to dispose or direct the disposition of, such Shares is held by Manticore.

Manticore II directly beneficially owns 311,422 Common Shares and 48,002 Preferred Shares as reported on Table 1 of this Statement. The sole power to vote or direct the voting of and the power to dispose or direct the disposition of, such Shares is held by Manticore II.

Gotham beneficially owns an aggregate of 1,971,482 Common Shares, of which
(i) 564,338 Common Shares are directly owned by Gotham, and (ii) 1,407,144 Common Shares are indirectly owned by Gotham through Manticore. Gotham beneficially owns an aggregate of 326,444 Preferred Shares, of which (i) 27,428 Preferred Shares are directly owned by Gotham, and (ii) 299,016 Preferred Shares are indirectly owned by Gotham through Manticore.

Gotham III beneficially owns an aggregate of 1,463,422 Common Shares, of which (i) 56,278 Common Shares are directly owned by Gotham III, and
(ii) 1,407,144 Common Shares are indirectly owned by Gotham III through Manticore. Gotham III beneficially owns an aggregate of 302,962 Preferred Shares, of which (i) 3,946 Preferred Shares are directly owned by Gotham III, and (ii) 299,016 Preferred Shares are indirectly owned by Gotham III through Manticore.

Gotham Partners International, Ltd. ("Gotham International") owns 724,661 Common Shares and 167,915 Preferred Shares. The sole power to vote or direct the voting of and the power to dispose or direct the disposition of such Shares is held by Gotham Advisors.

Holdings II beneficially owns an aggregate of 1,407,144 Common Shares, which are indirectly owned by Holdings II through Manticore. Holdings II beneficially owns an aggregate of 299,016 Preferred Shares, which are indirectly owned by Holdings II through Manticore.

Holdings III directly beneficially owns 71,625 Common Shares and 18,184 Preferred Shares. The sole power to vote or direct the voting of and the power to dispose or direct the disposition of such Shares is held by Gotham Management.

Mantpro, LLC indirectly through Manticore II, beneficially owns 311,422 Common Shares and 48,002 Preferred Shares. The sole power to vote or direct the voting of and the power to dispose or direct the disposition of such Shares is held by Manticore II.

Ackman beneficially owns an aggregate of 3,135,468 Common Shares which are indirectly owned by Ackman through each of Manticore, Gotham, Gotham III, Gotham International, Holdings II, Holdings III, Mantpro, LLC and Manticore II. Ackman beneficially owns an aggregate of 564,491 Preferred Shares which are indirectly owned by Ackman through each of Manticore, Gotham, Gotham III, Gotham International, Holdings II, Holdings III, Mantpro, LLC and Manticore II.

Berkowitz beneficially owns an aggregate of 2,824,046 Common Shares which are indirectly owned by Berkowitz through each of Manticore, Gotham, Gotham III, Gotham International, Holdings II and Holdings III.
Berkowitz beneficially owns an aggregate of 516,489 Preferred which are indirectly owned by Berkowitz through each of Manticore, Gotham, Gotham III, Gotham International, Holdings II and Holdings III.

Manticore is wholly owned by Gotham, Gotham III, Holdings II and Holdings III. Section H Partners, L.P., a New York limited partnership ("Section H"), is the sole general partner of Gotham, Gotham II and Gotham III. Karenina Corp., a New York corporation ("Karenina"), and DBP Corp., a New York corporation, are the sole general partners of Section H. Karenina is wholly owned by Ackman. DBP is wholly owned by Berkowitz. Gotham Holdings Management LLC ("Gotham Management") is the manager of Holdings II and Holdings III. Gotham Management is owned by Ackman and Berkowitz. Pursuant to an Investment Management Agreement (the "Investment Management Agreement"), Gotham International Advisors, LLC, a Delaware limited liability company ("Advisors") has the power to vote and dispose of the Shares held for the account of Gotham Partners International, Ltd., a Cayman exempted company ("Gotham International"), and accordingly may be deemed the beneficial owner of such shares. Ackman and Berkowitz are the Senior Managing Members of Advisors.

The general partner of Manticore II is Mantpro, LLC. The sole managing member of Mantpro, LLC is Ackman. Mantpro and Ackman disclaim beneficial ownership as defined under Rule 16a-1(a)(2) under the Exchange Act, of the securities reported on this Form 4 by Manticore II except to the extent of their respective pecuniary interests therein.

As a result of the beneficial ownership by Gotham, Gotham III, Holdings II, Holdings III, Gotham International and Manticore II, Ackman may be deemed to beneficially own 3,135,468 shares of Common Stock and 564,491 shares of preferred Stock. Each of Ackman and Mantpro disclaim beneficial ownership of the shares of the Issuer which are directly beneficially owned by Gotham, Gotham III, Holdings II, and Holdings III, Gotham International and Manticore II, except with respect to their respective pecuniary interests therein.

As a result of the beneficial ownership, by Gotham, Gotham III, Holdings II, Holdings III and Gotham International, Berkowitz may be deemed to beneficially own 2,824,046 shares of Common Stock and 516,489 shares of Preferred Stock. Berkowitz disclaims beneficial ownership of the shares which beneficially owned by each of Gotham, Gotham III, Holdings II, Holdings III and Gotham International, except with respect to his pecuniary interest therein. Berkowitz does not have any direct or indirect beneficial ownership interest in Mantpro or Manticore II.

(2)  Note to Item 5 and 7:

Manticore II directly beneficially owns 311,422 Common Shares and 48,002 Preferred Shares as reported on Table 1 of this Statement. The sole power to vote or direct the voting of and the power to dispose or direct the disposition of, such Shares is held by Manticore II. As a result of the beneficial ownership by Gotham, Gotham III, Holdings II, Holdings III, Gotham International and Manticore II, Ackman may be deemed to beneficially own 3,135,468 shares of Common Stock and 564,491 shares of Preferred Stock. Each of Ackman and Mantpro disclaim beneficial ownership of the shares of the Issuer which are directly beneficially owned by Gotham, Gotham III, Holdings II, and Holdings III, Gotham International and Manticore II, except with respect to their respective pecuniary interests therein.

(3) Additional Signatures to Form 4:

       MANTICORE PROPERTIES, LLC

       By: /s/ William A. Ackman Date: February 19, 2004
        Name: William A. Ackman
        Title: Managing Member
        **Signature of Reporting Person

       MANTICORE PROPERTIES II, L.P.

       By: Mantpro, LLC
        its General Partner

       By: /s/ William A. Ackman Date: February 19, 2004
        Name: William A. Ackman
        Title: Managing Member
        **Signature of Reporting Person

       MANTPRO, LLC

       By: /s/ William A. Ackman Date: February 19, 2004
        Name: William A. Ackman
        Title: Managing Member
        **Signature of Reporting Person

       GOTHAM PARTNERS, L.P.

       By: Section H Partners, L.P.,
       its general partner
       By: Karenina Corporation
       a general partner of Section H Partners, L.P.

       By: /s/ William A. Ackman Date: February 19, 2004
        Name: William A. Ackman
        Title: President
        **Signature of Reporting Person

       GOTHAM PARTNERS III, L.P.

       By: Section H Partners, L.P.,
       its general partner

       By: Karenina Corporation
       a general partner of Section H Partners, L.P.

       By: /s/ William A. Ackman Date: February 19, 2004
        Name: William A. Ackman
        Title: President
        **Signature of Reporting Person

       GOTHAM INTERNATIONAL ADVISORS, L.L.C.

       By: /s/ William A. Ackman Date: February 19, 2004
        Name: William A. Ackman
        Title: Senior Managing Member
        **Signature of Reporting Person

       GOTHAM HOLDINGS II, L.L.C.

       By: Gotham Holdings Management LLC, the Manager

       By: /s/ William A. Ackman Date: February 19, 2004
        William A. Ackman
        Senior Managing Member
        **Signature of Reporting Person


       GOTHAM HOLDINGS III, L.L.C.

       By: Gotham Holdings Management LLC, the Manager

       By: /s/ William A. Ackman Date: February 19, 2004
        William A. Ackman
        Senior Managing Member
        **Signature of Reporting Person

       /s/ David P. Berkowitz Date: February 19, 2004
       David P. Berkowitz
	 Senior Managing Member
       **Signature of Reporting Person